Exhibit 99.1

iPower Reports Fiscal Fourth Quarter and Full Year 2024 Results

Optimization Initiatives Drive Material Gross Margin Expansion

and Second Consecutive Quarter of Profitability

iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time

RANCHO CUCAMONGA, CA, September 19, 2024 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services, today announced its financial results for the fiscal fourth quarter and full fiscal year ended June 30, 2024.

Fiscal Q4 2024 Results vs. Year-Ago Quarter

•	Total revenue was $19.5 million compared to $23.4 million.

•	Gross profit increased 2% to $9.2 million, with gross margin up 870 bps to 47.4% compared to 38.7%.

•	Net income attributable to iPower increased to $0.7 million or $0.02 per share, compared to net loss attributable to iPower of $3.0 million or $(0.10) per share.

•	Adjusted net income attributable to iPower (a non-GAAP financial measure defined below) improved to $0.9 million or $0.03 per share, compared to adjusted net loss attributable to iPower of $2.1 million or $(0.07) per share.

•	As of June 30, 2024, total debt was reduced by 46% to $6.3 million compared to $11.8 million as of June 30, 2023.

Fiscal 2024 Results vs. Fiscal 2023

•	Total revenue was $86.1 million compared to $88.9 million.

•	Gross profit increased 13% to $39.3 million, with gross margin up 650 bps to 45.6% compared to 39.1%.

•	Net loss attributable to iPower improved to $1.5 million or $(0.05) per share, compared to net loss attributable to iPower of $12.0 million or $(0.40) per share. The fiscal 2023 period includes approximately $3 million related to a goodwill impairment .

•	Adjusted net loss attributable to iPower (a non-GAAP financial measure defined below) improved to $0.2 million or $(0.01) per share, compared to adjusted net loss attributable to iPower of $7.5 million or $(0.25) per share.

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Management Commentary

“I’m proud of our team’s hard work in fiscal 2024 to drive record levels of gross margin, operating expense reductions and another year of positive cash flow from operations,” said Lawrence Tan, CEO of iPower. “Throughout the year, we delivered on multiple strategic initiatives to lay the foundation for future growth and profitability. We expanded channel distribution by launching sales on new platforms like TikTok Shop and Temu, both of which have seen promising early results. We’ve also strengthened the capabilities and resilience of our supply chain through partnerships with suppliers in South East Asia. We will remain focused on evaluating each aspect of our business to ensure we’re providing a best-in-class service to both our current and future customers.

“We also continued to elevate our SuperSuite supply chain business by integrating key components from value-added partners across logistics, technology and marketing to enhance our service offerings. We believe that this collaborative approach has positioned SuperSuite as a leader in supply chain management, merchandising and warehousing, attracting a diverse network of new customers and partners. We are working through a robust pipeline of prospective partners and look forward to capitalizing on the growing demand for SuperSuite as we continue to build out our partner ecosystem.”

iPower CFO, Kevin Vassily, added, “The optimization initiatives we implemented earlier this year are yielding results, enabling us to achieve material gross margin expansion and our second consecutive quarter of profitability in fiscal Q4. Additionally, we made significant improvements to our balance sheet as we reduced total debt by approximately $5.5 million compared to the close of fiscal 2023. We are pleased with the progress we made this year and look forward to delivering on our goals in fiscal 2025.”

Fiscal Fourth Quarter 2024 Financial Results

Total revenue in the fiscal fourth quarter of 2024 was $19.5 million compared to $23.4 million for the same period in fiscal 2023. The decrease was driven primarily by higher promotional activity in the year-ago period related to selling down inventory. This was partially offset by growth in iPower’s SuperSuite supply chain offerings.

Gross profit in the fiscal fourth quarter of 2024 increased 2% to $9.2 million compared to $9.1 million in the same quarter in fiscal 2023. As a percentage of revenue, gross margin increased 870 basis points to 47.4% compared to 38.7% in the year-ago period. The increase in gross margin was primarily driven by improved pricing through key supplier negotiations and favorable product mix.

Total operating expenses in the fiscal fourth quarter of 2024 improved 34% to $8.0 million compared to $12.0 million for the same period in fiscal 2023. As a percentage of revenue, operating expenses improved 1,050 basis points to 41.0% compared to 51.5% in the year-ago period. The decrease in operating expenses was driven primarily by lower selling and fulfillment expenses resulting from a combination of lower marketing and promotional activity, as well as credits from certain vendors.

Net income attributable to iPower in the fiscal fourth quarter of 2024 improved to $0.7 million or $0.02 per share, compared to net loss attributable to iPower of $3.0 million or $(0.10) per share for the same period in fiscal 2023.

Adjusted net income attributable to iPower (a non-GAAP financial measure defined below), which excludes legal fees for arbitration net of tax impact, improved to $0.9 million or $0.03 per share in the fiscal fourth quarter of 2024 compared to adjusted net loss attributable to iPower of $2.1 million or $(0.07) per share in the year-ago period.

Cash and cash equivalents were $7.4 million at June 30, 2024, compared to $3.7 million at June 30, 2023. As a result of the Company’s debt paydown, total debt was reduced by 46% to $6.3 million compared to $11.8 million as of June 30, 2023.

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Conference Call

The Company will hold a conference call today, September 19, 2024, at 4:30 p.m. Eastern Time to discuss its results for the fiscal fourth quarter and full fiscal year ended June 30, 2024.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Thursday, September 19, 2024
Time: 4:30 p.m. Eastern Time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a network of warehouses serving the U.S., competitive last mile delivery partners and a differentiated business intelligence platform. iPower believes that these capabilities will enable it to efficiently move a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

Non-GAAP Financial Measures

iPower has disclosed non-GAAP net income/(loss) and non-GAAP earnings per share in this press release, which are non-GAAP financial measures as defined by SEC Regulation G. The Company defines non-GAAP net income/(loss) as net income excluding legal fees for arbitration net of tax impact. A table providing a reconciliation of non-GAAP net income/(loss) and non-GAAP EPS is included at the end of this press release.

The Company's management believes that presenting non-GAAP net income/(loss) and non-GAAP EPS provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making, as well as monitoring the Company's performance, non-GAAP net income/(loss) and non-GAAP EPS are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Our non-GAAP net income/(loss) and non-GAAP earnings per share are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure.

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Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 19, 2024, its Quarterly Reports on Form 10-Q, as filed with the SEC on November 15, 2023, February 14, 2024 and May 14, 2024, and in its other SEC filings.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30, 2024 and 2023

	June 30,	June 30,
	2024	2023

ASSETS
Current assets
Cash and cash equivalent	$7,377,837	$3,735,642
Accounts receivable, net	14,740,093	14,071,543
Inventories, net	10,546,273	20,593,889
Prepayments and other current assets, net	2,346,534	2,858,196
Total current assets	35,010,737	41,259,270

Non-current assets
Right of use - non-current	6,124,163	7,837,345
Property and equipment, net	370,887	536,418
Deferred tax assets, net	2,445,605	2,155,250
Goodwill	3,034,110	3,034,110
Intangible assets, net	3,630,700	4,280,071
Other non-current assets	679,655	991,823
Total non-current assets	16,285,120	18,835,017

Total assets	$51,295,857	$60,094,287

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$11,227,116	$13,244,957
Other payables and accrued liabilities	3,885,487	5,548,443
Advance from shareholders	–	85,200
Lease liability - current	2,039,301	2,159,173
Short-term loan payable	491,214	–
Short-term loan payable - related party	350,000	–
Long-term promissory note payable - current portion	–	2,017,852
Revolving loan payable	5,500,739	–
Income taxes payable	276,158	276,683
Total current liabilities	23,770,015	23,332,308

Non-current liabilities
Long-term revolving loan payable, net	–	9,791,191
Lease liability - non-current	4,509,809	6,106,047

Total non-current liabilities	4,509,809	15,897,238

Total liabilities	28,279,824	39,229,546

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2024 and 2023	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 31,359,899 and 29,710,939 shares issued and outstanding at June 30, 2024 and 2023	31,361	29,712
Additional paid in capital	33,463,883	29,624,520
Accumulated deficits	(10,230,601)	(8,702,442)
Non-controlling interest	(38,204)	(24,915)
Accumulated other comprehensive loss	(210,406)	(62,134)
Total stockholders' equity	23,016,033	20,864,741

Total liabilities and stockholders' equity	$51,295,857	$60,094,287

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iPower Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Three Months and Years Ended June 30, 2024 and 2023

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)

REVENUES	$19,454,481	$23,399,166	$86,071,485	$88,902,048

TOTAL REVENUES	19,454,481	23,399,166	86,071,485	88,902,048

COST OF REVENUES	10,226,651	14,348,668	46,818,232	54,104,587

GROSS PROFIT	9,227,830	9,050,498	39,253,253	34,797,461

OPERATING EXPENSES:
Selling and fulfillment	5,068,847	8,133,299	28,095,176	32,427,972
General and administrative	2,902,127	3,913,672	12,120,969	12,792,998
Impairment loss - goodwill	–	–	–	3,060,034
Total operating expenses	7,970,974	12,046,971	40,216,145	48,281,004

INCOME (LOSS) FROM OPERATIONS	1,256,856	(2,996,473)	(962,892)	(13,483,543)

OTHER INCOME (EXPENSE)
Interest expense	(196,249)	(265,497)	(788,425)	(1,066,280)
Loss on equity method investment	(2,890)	(1,376)	(5,508)	(10,001)
Other non-operating income	(67,991)	(306,874)	(35,988)	(107,749)
Total other expenses, net	(267,130)	(573,747)	(829,921)	(1,184,030)

INCOME (LOSS) BEFORE INCOME TAXES	989,726	(3,570,220)	(1,792,813)	(14,667,573)

PROVISION FOR INCOME TAX (BENEFIT) EXPENSE	336,309	(605,374)	(251,365)	(2,690,500)
NET INCOME (LOSS)	653,417	(2,964,846)	(1,541,448)	(11,977,073)

Non-controlling interest	(3,685)	(2,805)	(13,289)	(11,683)

NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$657,102	$(2,962,041)	$(1,528,159)	$(11,965,390)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(56,432)	(21,090)	(148,272)	(67,812)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$600,670	$(2,983,131)	$(1,676,431)	$(12,033,202)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,943,439	29,747,497	29,878,196	29,713,354

EARNINGS (LOSSES) PER SHARE
Basic	$0.02	$(0.10)	$(0.05)	$(0.40)

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iPower Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2024	2023	2024	2023

GAAP NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$657,102	$(2,962,041)	$(1,528,159)	$(11,965,390)
Legal fees for arbitration	292,570	991,282	1,531,907	1,673,694
Impairment loss - goodwill	0	0	0	3,060,034
Adjustments to tax provision	(99,366)	(168,084)	(214,784)	(307,009)
NON-GAAP NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$850,306	$(2,138,843)	$(211,036)	$(7,538,671)

GAAP EARNINGS (LOSSES) PER SHARE *
Basic	$0.02	$(0.10)	$(0.05)	$(0.40)
Impact of Non-GAAP adjustments	0.01	0.03	0.04	0.15
NON-GAAP EARNINGS (LOSSES) PER SHARE *	$0.03	$(0.07)	$(0.01)	$(0.25)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK*
Basic - GAAP and NON-GAAP	29,943,439	29,747,497	29,878,196	29,713,354

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